                                 Exhibit 23.1

                        Consent of Independent Auditors

The Board of Directors
Harris Financial, Inc.

We consent to incorporation by reference in Registration Statement No. 333-36087 on Form S-8 of Harris Financial, Inc. of our report dated January 21, 1997 relating to the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1996 which report appears in the December 31, 1998 annual report on Form 10-K of Harris Financial, Inc.

                                                       /s/ KPMG LLP

Harrisburg, PA
March 19, 1999